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                                                                   Exhibit 10.20


                           FOURTH AMENDED AND RESTATED
                                 DONJOY, L.L.C.
                                1999 OPTION PLAN

         1.       PURPOSE OF THE PLAN

                  The purpose of the Fourth Amended and Restated DonJoy, L.L.C. 1999 Option Plan (the "Plan") is (i) to further the growth and success of, DonJoy, L.L.C. (the "Company") and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, and independent consultants and contractors to, the Company and any of its Subsidiaries to acquire equity ownership interests in the Company (the "Units"), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. For purposes of the Plan, the term "Subsidiary" shall mean "Subsidiary Corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

         2.       ADMINISTRATION OF THE PLAN

                  (a)      OPTION COMMITTEE

                  The Plan shall be administered by the Board of Managers of the Company (the "Board") or a three-person Option Committee (the "Committee") appointed from time to time by the Board. Any reference in the Plan to action by the Company means action by or under the authority of the Board or the Committee. The members of the Committee may be removed by the Board at any time either with or without cause. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

                  (b)      PROCEDURES

                  The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

                  (c)      INTERPRETATION

                  Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.


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         3.       UNITS SUBJECT TO THE PLAN.

                  (a)      NUMBER OF UNITS

                  Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other limited liability company transactions), the maximum number of Units subject at any one time to options granted under the Plan ("Options"), plus the number of Units theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not in aggregate exceed 178,799 Units, as follows:

                           (i) Options relating to up to 76,764 Units may be granted pursuant to Option Agreements substantially in the form of Exhibit A hereto ("Tier I Options");

                           (ii) Options relating to up to 40,357 Units may be granted pursuant to Option Agreements substantially in the form of Exhibit B hereto ("Tier II Options");

                           (iii) Options relating to up to 50,428 Units may be granted pursuant to Option Agreements substantially in the form of Exhibit C hereto ("Tier III Options"); and

                           (iv) Options relating to up to 11,250 Units may be granted pursuant to Option Agreements substantially in the form of Exhibit D hereto ("Non-Employee Options").

                  If and to the extent that Options granted under clauses (i) through (iv) above terminate, expire or are canceled without having been fully exercised, new Options may be granted under clauses (i) through (iv) above with respect to the Units covered by the unexercised portion of such terminated, expired or canceled Options.

                  (b)      CHARACTER OF UNITS

                  The Units issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued Units, (ii) Units held in the Company's treasury or (iii) a combination of the foregoing.

                  (c)      RESERVATION OF UNITS

                  The number of Units reserved for issuance under the Plan shall at no time be less than the maximum number of Units which may be purchased at any time pursuant to outstanding Options.

         4.       ELIGIBILITY

                  Options may be granted under the Plan only to (i) persons who are employees of, or independent consultants to, the Company or any of its Subsidiaries and (ii) persons who are directors or managers of the Company or any of its Subsidiaries. Notwithstanding the foregoing,


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Options may be conditionally granted to persons who are prospective employees or directors or managers of, or independent consultants to, the Company or any of its Subsidiaries.

         5.       GRANT OF OPTIONS

                  (a)      GENERAL

                  Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date (as defined in Section 11). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine:

                           (i) the persons (from among the class of persons eligible to receive Options under the Plan) whom Options shall be granted (the "Optionees");

                           (ii) the time or times at which Options shall be granted;

                           (iii)    the number of Units subject to each Option;

                           (iv) the Option Price of the Units subject to each Option; and

                           (v) the time or times when each Option shall become exercisable and the duration of the exercise period.

                  (b)      OPTION AGREEMENTS

                  Each Option granted under the Plan shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

                  (c)      NO EVIDENCE OF EMPLOYMENT OR SERVICE

                  Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

                  (d)      DATE OF GRANT

                  The date of grant of an Option under the Plan shall be the date as of which the Committee approves the grant; provided, however, that the grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.


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         6.       OPTION PRICE

                  Subject to Section 9, the price (the "Option Price") at which each Unit subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted.

         7.       EXERCISABILITY OF OPTIONS

                  (a)      COMMITTEE DETERMINATION

                  Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of Units subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

                  (b)      AUTOMATIC TERMINATION OF OPTIONS

                  The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                           (i)      the end of the stated term thereof;

                           (ii) if the Optionee is an employee, unless a shorter period is provided for in any Option Agreement, the expiration of three months from the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries (other than as a result of an Involuntary Termination (as defined in clause (iii) below) or termination For Cause (as defined herein)); PROVIDED, HOWEVER, that if the Optionee shall die during such three-month period, the time of termination of the unexercised portion of such Option shall be the expiration of 12 months from the date that such Optionee ceased to be an employee of the Company or any of its Subsidiaries;

                           (iii)    if the Optionee is an employee, the
                  expiration of 12 months from the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is due to such Optionee's death or Disability (as defined below) (an "Involuntary Termination");

                           (iv) if the Optionee is an employee, immediately upon the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is For Cause;

                           (v) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;


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                           (vi)     on the effective date of a Material
                  Transaction (as defined in Section 9(b)(i)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; and

                           (vii) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

                  As used herein, "Disability" means any accident, sickness, incapacity or other disability which (i) renders the Optionee unable to substantially perform all of his duties for 90 days during any period of 360 consecutive days or (ii) would reasonably be expected to render the Optionee unable to substantially perform all of his duties for 90 days during any period of 360 consecutive days, in the case of each of clauses (i) or (ii), as determined by the Board (excluding the Optionee should he be a member of the Board at the time of such determination) in its good faith judgment.

                  As used herein, "For Cause" shall mean (i) the failure by the Optionee to perform such duties as are reasonably requested by the Board or the Chief Executive Officer of the Company or its Subsidiaries, as applicable, (ii) the Optionee's failure to observe any material policies of the Company or its Subsidiaries, as applicable, (iii) gross negligence or willful misconduct by the Optionee in the performance of his duties, (iv) the commission by the Optionee of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Affiliates, or any felony or act involving moral turpitude, (v) the material breach by the Optionee of his/her employment agreement (if applicable) with the Company or its Subsidiaries, as applicable, or of any other agreement or contract with the Company or any Affiliate thereof (including, without limitation, the Members' Agreement of the Company or any option agreement which must be entered into pursuant to this Plan), (vi) chronic absenteeism or (vii) the failure of the Optionee to give at least 30 days' prior written notice of his termination of employment with the Company or its Subsidiaries, as applicable. For purposes of this Agreement, "AFFILIATES" means dj Orthopedics, LLC (or its successors or assigns) and all subsidiaries thereof.

                  Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an employee of the Company or one of its Subsidiaries.

         8.       PROCEDURE FOR EXERCISE

                  (a)      PAYMENT

                  Payment upon exercise of an Option shall be made, at the election of the Optionee, (i) in cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Units with respect to which the Option is being exercised or (ii) upon the surrender of Units or option to buy Units, in each case with such Units or Options to


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buy Units, as the case may be, valued at the Fair Value per Unit (as defined in
Section 8) thereof as determined by the Committee.

                  (b)      NOTICE

                  An Optionee (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole Units only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

                           (i) that the Optionee elects to exercise the Option;

                           (ii) the number of Units with respect to which the Option is being exercised (the "Optioned Units");

                           (iii) the method of payment for the Optioned Units (which method must be available to the Optionee under the terms of his or her Option Agreement);

                           (iv) the date upon which the Optionee desires to consummate the purchase (which date must be prior so the termination of such Option);

                           (v) a copy of any election filed by the Optionee pursuant to Section 83(b) of the Code; and

                           (vi) such further provisions consistent with the Plan as the Committee may from time to time require.

                  The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

                  (c)      ISSUANCE OF CERTIFICATES

                  The Company shall issue a certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Units as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Units. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a holder of Units with respect to any Units subject to an Option granted under the Plan until the date of payment for such Units pursuant to the Option.

                  (d)      DETERMINATION OF FAIR MARKET VALUE.

                  Fair Market Value of each Unit shall be determined in accordance with the following:

                           (i) "FAIR VALUE PER UNIT" shall mean, as of any date of determination, the fair value of each Unit (or, with respect to a warrant or option, the fair value of each Unit obtainable upon exercise thereof net of the exercise price), determined as follows:


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                  At any time that the Fair Value per Unit shall be required to be determined hereunder, the Board shall make a good faith determination (the "Board's Determination") of the fair value of each Unit within 30 days of the delivery by the Company of a Repurchase Notice (as defined in the Operating Agreement) (without taking into account that the Units may be "restricted securities" but with a reasonable discount, for the minority position represented by the Units and shall provide to the Member (as defined in the Operating Agreement) with respect to whose Unit such determination is being made a written notice thereof which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Member shall have 10 days following receipt of the Determination Notice within which to deliver to the Company a written notice (the "Objection Notice") of an objection, if any, to the Board's Determination, which Objection Notice shall set forth the Member's good faith determination (the "Member's Determination") of the fair value of each Unit. The failure by the Member to deliver the Objection Notice within such 10-day period shall constitute the Member's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Company and the Member shall attempt in good faith to arrive at an agreement with respect to the Fair Value per Unit, which agreement shall be set forth in writing within 15 days following delivery of the Objection Notice. If the Company and the Member are unable to reach an agreement within such 15-day period, the matter shall be promptly referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Company and the Member. The Company and the Member will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Member's Determination as the Fair Value per Unit or may select any other number or value (determined without taking into account that the Units may be "restricted securities" but with a reasonable discount, not to exceed 20% for the minority position represented by the Units). The Valuer's selection will be furnished to the Company and the Member in writing and conclusive and binding upon the Company and the Member. The fees and expenses of the Valuer shall be borne equally by the Company and the Member with respect to whose Units such determination relates; PROVIDED, HOWEVER, that if the Fair Value per Unit, as determined by the Valuer, shall be more than 15% greater than the Board's Determination of such Fair Value per Unit, then such fees and expenses of the Valuer shall be borne entirely by the Company.

         9.       ADJUSTMENTS

                  (a)      CHANGES IN CAPITAL STRUCTURE

                  Subject to Section 9(b), if the Unit is changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of Units with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the


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number and class of Units allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made.

                  (b)      MATERIAL TRANSACTIONS

                  The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (each, a "Material Transaction"), unless otherwise provided in the Option Agreement or in the Members' Agreement of even date herewith:

                           (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

                           (ii) Notwithstanding anything contained in the Plan to the contrary, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the equity securities of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of Units subject to such options.

                  (c)      SPECIAL RULES

                  The following rules shall apply in connection with Section 9(a) and (b) above:

                           (i) no fractional Units shall be issued as a result of any such adjustment, and any fractional Units resulting from the computations pursuant to Section 9(a) or
                  (b) shall be eliminated and the Optionee shall receive cash consideration for such fractional Unit at the rate of the Fair Market Value of such Unit, determined in accordance with clause (d) below;

                           (ii) no adjustment shall be made for cash dividends or the issuance to holders of rights to subscribe for additional Units or other securities; and

                           (iii) any adjustments referred to in Section 9(a) or (b) shall be made by the Board or Committee (as the case may be) in good faith and shall be conclusive and binding on all persons holding Options granted under the Plan.


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         10.      RESTRICTIONS ON OPTIONS AND OPTIONED UNITS

                  (a)      COMPLIANCE WITH SECURITIES LAWS

                  No Options shall be granted under the Plan, and no Units shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

                  The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the Units received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Certificates representing Units acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

                  "THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

                  (b)      NONASSIGNABILITY OF OPTION RIGHTS

                  No Option granted under the Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7(b)(ii) or (iii) (as the case may be), by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

         11.      EFFECTIVE DATE OF PLAN

                  The Plan shall become effective on the date of its adoption by the Board.

         12.      EXPIRATION AND TERMINATION OF THE PLAN

                  Except with respect to Options then outstanding, the Plan shall expire on the first to occur of (i) the fifteenth anniversary of the date on which the Plan is approved by the holders of Units and (ii) the date as of which the Board, in its sole discretion, determines that the Plan


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shall terminate (the "Expiration Date"). Any Options outstanding as of the
Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

         13.      AMENDMENT OF PLAN

                  The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect. No such amendment to the Plan shall affect the terms or provisions of any Option granted by the Company prior to the effectiveness of such amendment.

         14.      CAPTIONS

                  The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

         15.      WITHHOLDING TAXES

                  Whenever under the Plan, Units are to be delivered by an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding the employee's portion of any employment tax requirements relating thereto.

         16.      OTHER PROVISIONS

                  Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

         17.      NUMBER AND GENDER

                  With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires

         18.      GOVERNING LAW

                  The validity and construction of the Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.



AS ADOPTED BY THE BOARD OF MANAGERS
OF DONJOY, L.L.C.
ON OCTOBER 25, 2001.


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